Exhibit 4.81

FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this "***Amendment***") is made and entered into effective as of March 18, 2013, though it may be executed on a different date, by and among Williams Industries, LLC, a Delaware limited liability company (the "***Buyer***"), Kentucky Fuel Corporation, a Delaware corporation (the "***Seller***") and James C. Justice Companies, Inc., a Delaware corporation and the ultimate parent entity of the Seller (the "***Seller Parent***"), with acknowledgment and acceptance by Newlead Holdings, LTD. as referenced and provided below.

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Asset Purchase Agreement dated as of May 10, 2012 (the "***Purchase Agreement***"), pursuant to which Buyer agreed to acquire from Seller, and Seller agreed to sell to Buyer (the "***Sale***"), the Assets (as defined in the Purchase Agreement) of Seller in accordance with the terms of the Purchase Agreement; and

WHEREAS, Buyer and Seller amended the Purchase Agreement to extend the Closing Date by executing and delivering that certain Amendment Extending Closing Deadline effective as of June 9, 2012 (the ***Extension Amendment***"); and

WHEREAS, pursuant to the terms and conditions of that certain Second Amendment to Asset Purchase Agreement dated as of October 15, 2012, Seller and Buyer had further amended the Purchase Agreement to, among other things, (i) extend the Closing Date, (ii) provide for the express special indemnification by Seller with respect to the NLTM Litigation (as hereinafter more specifically defended, the "***Special NLTM Litigation Indemnification***"), and (iii) the guarantee by Seller Parent of the Seller's indemnification obligations under the Specific NLTM Litigation Indemnification; and

WHEREAS, Buyer and Seller further amended the Purchase Agreement to extend the Closing Date by executing and delivering that certain Third Amendment to Asset Purchase Agreement (the "***Third Amendment***") effective as of November 21, 2012 though executed on a different date(s); and

WHEREAS, pursuant to said Third Amendment, Seller and Buyer desired and agreed to further amend the Purchase Agreement to, among other things, (i) provide for the payment of the Purchase Price by delivery of a $7,500,000 Promissory Note by Newlead Holdings, LTD., as maker, a company organized in Bermuda (and an affiliate of New Coal Holding, LLC) (hereinafter referred to as "***Newlead Holdings***"), that was payable January 29, 2013, which Promissory Note (the "***$7.5M Note***") was to be collateralized by (a) a Mortgage, Assignment of Rents and Leases Security Agreement, Fixture Filing And As-Extracted Collateral Filing which

were to be executed and delivered by Newlead Holdings and Guarantor creating a security interest in the Assets being sold as well as a mortgage lien on the Owned Real Property, (b) a Leasehold Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing And As-Extracted Collateral to be executed and delivered by Newlead Holdings and Guarantor creating a mortgage lien on the leases being assigned to Buyer, and (c) a Guaranty by Williams Industries, LLC and (ii) extend the Closing Date to December 31, 2012, all in accordance with the terms set forth in that Third Amendment; and

WHEREAS, subsequent to the consummation of the transactions contemplated under this Agreement, the Buyer will sell the Assets to Newlead Holdings, as the assignee of Cypress Camon Energy, LLC – Five Mile Series, a Delaware series limited liability company ("***Cypress***"), pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of May 10, 2012 by and between Buyer and Cypress, as amended by that certain Amendment to Asset Purchase Agreement dated as of October 15, 2012, and that certain Second Amendment to Asset Purchase Agreement dated November 21, 2012, and, a closing date of no later than January 29, 2013 was set for such sale of the Assets by Buyer to Newlead Holdings and for final payment of the $7.5M Note and Seller's release of its above collateral upon receipt of such payment in full of the $7.5M Note (such closing is hereinafter referred to as the "***Second Closing***"); and

WHEREAS, the closing of the sale of the Assets by Seller to Buyer occurred on or before December 31, 2012, including the delivery to KFC of the $7.5M Note and collateral package referenced in the Third Amendment, but Newlead Holdings (as maker of the $7.5M Note and ultimate purchaser of the Assets at the Second Closing) and Buyer (as unconditional guarantor of the $7.5M Note and as seller to Newlead Holdings of the Assets at the Second Closing) have requested two extensions of the original January 29, 2013 deadline for the Second Closing and payment of the $7.5M Note; and

WHEREAS, under the first such request for extension, Newlead and Buyer desired and Seller agreed to extend the Second Closing to no later than February 15, 2013, in consideration of a modification of such parties' December 28, 2012 Irrevocable Letter of Instructions to Chicago Title Insurance Company, as Escrow Agent for the Second Closing ("***Chicago Title***"): whereby (i) Newlead Holdings on February 5, 2013 deposited $100,000.00 as a non-refundable deposit (the "***Deposit***") with Chicago Title, (ii) Chicago Title was to hold the Deposit in escrow from the Parties until the earlier of the following: (a) the Second Closing, or (b) February 18, 2013, **provided, however**, that, (A) if the Second Closing occurred on or before February 15, 2013, then the Deposit was to be included as part of the payment from Newlead Holdings to retire the $7.5M Note, but (B) if the Second Closing did not occur on or before February 15, 2013, then the Deposit was to be released on February 18, 2013 to KFC as partial payment on Newlead Holdings' $7.5M Note (payable to KFC); and

WHEREAS, under the second such request for extension, Newlead and Buyer desired, and Seller was willing to agree to further extend the Second Closing to no later than 5:00 p.m. Eastern Time on Wednesday, March 6, 2013 upon the terms set forth herein, including (A) the immediate release of the Deposit to Seller (**not** as a credit against the $7.5M Note but as additional consideration for the extension) and (B) the immediate delivery by Newlead Holdings to Seller of $175,000 of its unrestricted and immediately resalable stock, all as additional consideration for the extension as herein provided and not as a credit against the $7.5M Note (which delivery was not made and in lieu thereof Newlead has offered to wire transfer to Seller $175,000.00, **not** as a credit against the $7.5M Note but as the other consideration for said extension to Wednesday, March 6, 2013, as herein provided); and

WHEREAS, the Buyer now desires and the Seller is willing to agree to allow the Buyer to enter the Asset with an agreement that Newlead shall make and pay for certain improvements to the Asset (minimum of $300,000 of improvements as referenced below) and further could extract any and all coal from the Asset and will receive all payments for such extracted coal for not more than one year from the date of this Fifth Amendment, provided that regular payments are made as described below (such payments being credited to the amounts Buyer owes on the Notes owed to Sellers), and that Buyer is committed to promptly pay off the rest of the notes and hold the Second Closing promptly upon final commitment and funding of loans from Deutsche Bank or other funding source to finance the then remaining payments due to Seller in the Second Closing.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement

2. Extension of Second Closing Date, Forbearance and Forbearance Payments, and Final Payment of the $7.5M Note. Section 3.1 of the Purchase Agreement is hereby deleted in its entirety and is amended and restated as follows:

   "3.1 **Closing; Promissory Note; Extraction Lease; Second Closing and Payment and Discharge of the Promissory Note**. The Seller and Buyer completed their closing for the purchase and sale of the Assets as of December 31, 2012, and in connection therewith, Seller accepted the $7,500,000 Promissory Note, payable January 29, 2013, from Newlead Holdings, LTD., a company organized in Bermuda (and an affiliate of New Coal Holdings, LLC), ("***Newlead Holdings***") as payment of the Purchase Price (the "***Promissory Note***"), which Promissory Note was collateralized by (i) a Mortgage, Assignment of Rents And Leases, Security Agreement, Fixture Filing And As-Extracted Collateral Filing to be executed and delivered by Newlead Holdings and Guarantor creating a security interest in the

Assets as well as a mortgage lien on the Owned Real Property, (ii) a Leasehold Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing And As-Extracted Collateral to be executed and delivered by Newlead Holdings and Guarantor creating a mortgage lien on the leases being assigned to Buyer, and (iii) a Guaranty by Williams Industries LLC, (collectively, such package of liens, security interests and collateral is hereinafter referred to as the "***Seller's Collateral Security Package***"), and, further, the Seller, Buyer and Newlead Holdings agreed to a second closing, which, through a series of mutual agreements has been extended and shall now be held on or before March 18, 2014, but in no case later than promptly following final commitment and closing of loans from Deutsche Bank or other funding source to finance the then remaining payments due to Seller, at which closing (the "***Second Closing***"), among other things, Newlead Holdings would pay and discharge the $7.5M Note in full. Seller, upon receipt of such payment in full of the $7.5M Note would release the Seller's Collateral Security Package, and Buyer would complete a further sale of the Assets to Newlead Holdings.

Newlead Holdings and Buyer acknowledge that they obtained Seller's agreement to extend the Second Closing to no later than March 18, 2014, and Seller's execution of a conditional forbearance agreement whereby Seller (and Buyer) will accept forbearance payments to Seller on the Note (and to Buyer as set forth below) after the original due date of the Note and to forbear pursuing remedies or foreclosure under the Note and Seller's Collateral Security Package, all in consideration of forbearance payments described below and a second modification by such parties of their December 28, 2012 Irrevocable Letter of Instructions to Chicago Title Insurance Company, as Escrow Agent for the Second Closing ("***Chicago Title***") whereby (i) Newlead Holdings on 18, 2013 will deposit $400,000.00 as a non-refundable deposit (the "***Deposit***") with Chicago Title, (ii) immediately upon receipt of such Deposit Chicago Title will pay $350,000 to Seller and $50,000 to Williams as further provided below. An additional $175,000 will be paid directly to Seller by Newlead on that date (in lieu of the shares that were to be delivered as part of the consideration for the prior extension of the Second Closing to March 6, 2013, and **not** as a credit against the Note), and Newlead further will send an additional $175,000 in Newlead shares to Seller immediately upon receipt of the needed executed stock purchase agreement from Seller in final form mutually and reasonably agreeable to both parties. Seller will allow Newlead to enter upon the Asset under the terms of this paragraph and to allow the forbearance payments required below to be applied dollar for dollar to reduce the amount of the Notes, from the amounts due at Closing as follows. Buyer shall be entitled to remove and sell any and all coal, and Newlead shall pay the following payments:

To Seller: $350,000 by March 18, 2013; $350,000 by April 18, 2013; $350,000 by May 18, 2013; $1,105,555.56 by June 18, 2013; $1,105,555.56 by July 18, 2013; $1,105,555.56 by August 18, 2013; $1,105,555.56 by September 18, 2013; $1,105,555.56 by October 18, 2013; $1,105,555.56 by November 18, 2013, $1,105,555.56 by December 18, 2013; $1,105,555.56 by January 18, 2014; $1,105,555.56 by February 18, 2014. In regard to these payments, interest would bear on all amounts due the Seller ,until such time as all principal has been paid, at the rate of Ten Percent (10%) per annum, **provided however** that Newlead shall be entitled to a credit against such interest equal to 60% of total accrued interest if all unpaid principal of such Note is paid off on or before July 18, 2013, and **provided further** that accumulated interest would not be payable until the earlier of (1) the date of an early payoff of principal (for example, due to the Deutsche Bank or other financing being closed) or (2) the due date of the February 18, 2014 payment.

To Williams: $50,000 by March 18, 2013; $50,000 by April 18, 2013; $50,000 by May 18, 2013; $205,555.55 by June 18, 2013; $205,555.55 by July 18, 2013; $205,555.55 by August 18, 2013; $205,555.55 by September 18, 2013; $205,555.55 by October 18, 2013; $205,555.55 by November 18, 2013, $205,555.55 by December 18, 2013; $205,555.55 by January 18, 2014; $205,555.55 by February 18, 2014.

The parties agree that Buyer will take all reasonable steps to secure financing to close on the Asset as soon as possible and will set the Closing Date as soon as practicable following secure commitment of financing. The parties also agree that Newlead will invest not less than $300,000 worth of improvements upon the Asset with Seller's approval of improvement projects.

Newlead and Buyer now desire to further extend the Second Closing to no later than 5:00 p.m. Eastern Time on March 18, 2014, and Seller is willing to agree to such further extension upon the following terms: First, such parties shall further modify their irrevocable instructions to Chicago Title to require the immediate release by Chicago Title of the $400,000 Deposit, $350,000 released to Seller as a credit against the $7.5M Note, and $50,000 released to Williams as a credit against its Note with Newlead Holdings. Second, Newlead Holdings shall deliver to Seller, on or before March 18, 2013, $175,000 in cash (in lieu of the shares that were to be delivered as part of the consideration for the prior extension of the Second Closing to March 6, 2013, and **not** as a credit against the Note),. Third, Newlead Holdings meets its payment obligations to Seller under this Agreement by making fully and timely each and every one of the payments described in the paragraph immediately above. Fourth, Newlead Holdings shall deliver to Seller, on or before March 21, 2013, $175,000 of unrestricted, registered and immediately resalable common stock of

Newlead Holdings, or, if (the "***Stock***"). Such delivery shall be outside of the Second Closing and neither the $175,000 in cash or the $175,000 in stock shall affect the amounts due on any Note. For the avoidance of doubt, the payment of such $175,000 to Seller and delivery of the Stock to Seller are as consideration for the extension of the Second Closing and are **not** a credit against the $7.5M Note. Seller's forbearance is expressly conditioned on Newlead Holdings' full, timely and faithful performance of each and every one of its obligations hereunder and in the written forbearance agreement being executed separately by Seller and Newlead Holdings (the "Seller Forbearance Agreement"). Subject to such full, timely and faithful performance by Newlead Holdings, the deadline for the Second Closing and the final payment of the Promissory Note are so extended.

3. No Other Amendment. All other provisions of the Purchase Agreement not specifically referenced in this Amendment shall remain in full force and effect.

4. Entire Agreement; Acknowledgment by Newlead Holdings. The Purchase Agreement, as amended by this Amendment, together with (a) the above-referenced previous amendments thereto (including the Extension Amendment, and the First, Second, Third and Fourth Amendments, respectively), (b) the above-referenced modifications to the parties' irrevocable instructions to Chicago Title, (c) the Seller Forbearance Agreement, and (d) the acknowledgment hereof and agreement hereto by Newlead Holdings below evidencing its approval of its obligations hereunder and under said forbearance agreement, constitute the entire agreement among the parties with respect to the subject matter thereof and together supersede all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter thereof; **provided, however**, that, for the avoidance of doubt, Seller's forbearance as referenced herein and in the Seller Forbearance Agreement is strictly conditioned upon Newlead Holdings' full, timely and faithful performance of each and every one of its obligations hereunder and under the Seller Forbearance Agreement and any other agreements it has with Seller.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to or application of its conflict of laws rules.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

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[SIGNATURE PAGE FOR FIFTH AMENDMENT

TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment to Asset Purchase Agreement as of the date first above written and Newlead Holdings has acknowledged and agreed to this Fourth Amendment and its obligations hereunder.

WILLIAMS INDUSTRIES, LLC

By: [signature]

Name: Lloyd Williams

Title: President

KENTUCKY FUEL CORPORATION

By: [signature]

Name: Stephen W. Ball

Title: VP Operations

JAMES C. JUSTICE COMPANIES, INC.

By: [signature]

Name: Stephen W. Ball

Title: VP Operations

ACKNOWLEDGED AND AGREED:

NEWLEAD HOLDINGS, LTD.

By:________________________

Name:________________________

Title:________________________

[SIGNATURE PAGE FOR FIFTH AMENDMENT

TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment to Asset Purchase Agreement as of the date first above written and Newlead Holdings has acknowledged and agreed to this Fourth Amendment and its obligations hereunder.

WILLIAMS INDUSTRIES, LLC

By:____________________

Name:____________________

Title:____________________

KENTUCKY FUEL CORPORATION

By: [signature]

Name: Stephen W. Ball

Title: VP Operations

JAMES C. JUSTICE COMPANIES, INC.

By: [signature]

Name: Stephen W. Ball

Title: VP Operations

ACKNOWLEDGED AND AGREED:

NEWLEAD HOLDINGS, LTD.

By: [signature]

Name: Michail S. Zolotas

Title: Chairman & CEO

NewLead Holdings Bermuda